October 20, 1995



InterDigital Communications Corporation
2200 Renaissance Boulevard
Suite 105
King of Prussia, Pennsylvania 19406

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  Reference is made to a Registration Statement on Form S-3 of InterDigital Communications Corporation (the "Company") to which this opinion is attached as an exhibit (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement. The Registration Statement covers the following securities of the Company:

                  1. 2,760,091 shares of Common Stock (the "Warrant Shares") which are issuable upon the exercise of warrants (the
"Warrants") which may be sold by the Selling Shareholders; and

                  2. 106,318 shares of Common Stock (the "Outstanding Shares") which are currently outstanding and which may be sold by the Selling Shareholders.

                  I have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's By-laws and such other documents as I have deemed appropriate. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the authenticity of all documents submitted to me as copies of originals.

                  Based upon such examination, I am of the opinion that when there has been compliance with the Act and applicable state securities laws:

                  1. The Warrant Shares, when issued and paid for upon exercise of the Warrants, will be validly issued, fully paid and nonassessable.

                  2. The Outstanding Shares are validly issued, fully paid and nonassessable.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus. On giving this consent, I do not thereby admit that I am within the


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InterDigital Communications Corporation
Page 2
October 20, 1995


category of persons whose consent is required under Section 7 of the Act or rules and regulations of the Commission thereunder.

                                                     Very truly yours,


                                                     /S/ JANE S. SCHULTZ
                                                     --------------------------
                                                     Jane S. Schultz
                                                     Associate General Counsel



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